Exhibit 99.1

Concho Resources Inc. Reports Fourth Quarter 2012 and Year End Financial and Operating Results

MIDLAND, Texas--(BUSINESS WIRE)--February 20, 2013--Concho Resources Inc. (NYSE: CXO) (“Concho” or the “Company”) today reported financial and operating results for the three months and year ended December 31, 2012. Highlights for the year ended December 31, 2012 include:

  Production of 29.8 million barrels of oil equivalent (“MMBoe”) for 2012, a 26% increase over 2011
  Net income of $431.7 million, or $4.15 per diluted share, for 2012, as compared to net income of $548.1 million, or $5.28 per diluted share, in 2011
  Adjusted net income1 (non-GAAP) of $388.6 million, or $3.74 per diluted share, for 2012, as compared to $430.1 million, or $4.15 per diluted share, for 2011
  EBITDAX2 (non-GAAP) of $1,475.6 million for 2012, a 16% increase over 2011

1 Adjusted net income (non-GAAP) is comparable to securities analyst estimates. For an explanation of how we calculate adjusted net income (non-GAAP) and a reconciliation of net income (GAAP) to adjusted net income (non-GAAP), please see "Supplemental Non-GAAP Financial Measures" below.

2 For an explanation of how we calculate and use EBITDAX (non-GAAP) and a reconciliation of net income (GAAP) to EBITDAX (non-GAAP), please see "Supplemental Non-GAAP Financial Measures" below.

Year End 2012 Financial Results

Production for 2012 totaled 29.8 MMBoe (18.0 million barrels of oil (“MMBbls”) and 70.6 billion cubic feet of natural gas (“Bcf”)), an increase of 26% as compared to 23.6 MMBoe (14.7 MMBbls and 53.7 Bcf) produced in 2011.

Tim Leach, Concho's Chairman, CEO and President, commented, “In 2012, Concho was able to execute our $1.5 billion capital program and grow production in excess of 20% organically. In addition, we positioned the Company for future growth in emerging areas such as the Delaware Basin through the acquisition of Three Rivers and internally identified drilling locations. Today, our opportunity set is deeper than at any time in the Company’s history and we look forward to executing on our inventory of high rate of return projects.”

For 2012, the Company reported net income of $431.7 million, or $4.15 per diluted share, as compared to net income of $548.1 million, or $5.28 per diluted share, for 2011. The Company’s 2012 results were impacted by several non-cash items including: (1) a $103.9 million unrealized mark-to-market gain on commodity derivatives, (2) $12.4 million of leasehold abandonments, (3) $3.2 million of other settlements and (4) an $18.7 million loss related to the sale of non-core assets included in discontinued operations. Excluding these items and their tax effects, the 2012 adjusted net income (non-GAAP) was $388.6 million, or $3.74 per diluted share. Excluding similar non-cash items and their tax impact, adjusted net income (non-GAAP) for 2011 was $430.1 million, or $4.15 per diluted share. For a description and a reconciliation of net income (GAAP) to adjusted net income (non-GAAP), please see “Supplemental Non-GAAP Financial Measures” below.

EBITDAX was $1,475.6 million in 2012, an increase of 16% from $1,275.2 million in 2011. For a description and a reconciliation of net income (GAAP) to EBITDAX (non-GAAP), please see “Supplemental Non-GAAP Financial Measures” below.

Oil and natural gas sales from continuing operations for 2012 increased 12% when compared to 2011. This increase was attributable to a 27% increase in production from continuing operations in 2012 compared to 2011, which was partially offset by a 34% decrease in the Company’s unhedged realized natural gas price and a 4% decrease in the Company’s unhedged realized oil price. Oil and natural gas production expense from continuing operations for 2012, including oil and natural gas taxes, totaled $343.7 million, or $12.29 per barrel of oil equivalent (“Boe”), a 3% decrease per Boe from 2011. This decrease was due primarily to lower oil and natural gas taxes, which averaged $5.39 per Boe in 2012 as compared to $5.96 per Boe in 2011. The decrease in oil and natural gas taxes per Boe over 2011 was primarily due to lower realized oil and natural gas prices.

Depreciation, depletion and amortization expense (“DD&A”) from continuing operations for 2012 totaled $575.1 million, or $20.56 per Boe, a 13% increase per Boe from 2011.

General and administrative expense (“G&A”) from continuing operations for 2012 totaled $133.8 million, or $4.79 per Boe, as compared to $98.5 million, or $4.48 per Boe, in 2011. Cash G&A for 2012 totaled $103.9 million and stock-based compensation (non-cash) totaled $29.9 million. The increase in per Boe expense for 2012 over 2011 was primarily due to a 36% increase in absolute G&A expenses reflecting increased staffing across the Company, and was partially offset by a 27% increase in production from continuing operations.

The Company’s cash flow from operating activities (GAAP) was $1,237.5 million for 2012, as compared to $1,199.5 million for 2011, an increase of 3%. Adjusted cash flows (non-GAAP), which are cash flows from operating activities (GAAP) adjusted for settlements on derivatives not designated as hedges, were $1,261.0 million for 2012, as compared to $1,114.6 million for 2011, an increase of 13%. For a description of the use of adjusted cash flows (non-GAAP) and for a reconciliation of cash flows from operating activities (GAAP) to adjusted cash flows (non-GAAP), please see “Supplemental Non-GAAP Financial Measures” below.

In 2012, the Company collected net cash receipts on derivatives not designated as hedges of $23.5 million and the non-cash unrealized mark-to-market gain on derivatives not designated as hedges was $103.9 million. In comparison, the Company made net cash payments of $84.9 million on derivatives not designated as hedges and reported a $61.5 million non-cash unrealized mark-to-market gain on derivatives not designated as hedges in 2011. To better understand the impact of the Company’s derivative positions and their impact on the statements of operations, please see the “Summary Production and Operating Data” and “Derivatives Information” tables at the end of this press release.

Operations

For 2012, the Company commenced drilling or participated in a total of 840 gross wells (657 operated), 5 of which were plugged and abandoned, and completed 798 wells as producers.

The table below summarizes the Company’s gross drilling activities by core area for the fourth quarter and full year 2012:

	Total Wells[1]		Operated Wells		Completed Wells
	4Q 2012	FY 2012	4Q 2012	FY 2012	4Q 2012	FY 2012
New Mexico Shelf	73	360	29	251	85	348
Delaware Basin	45	154	29	87	47	134
Texas Permian	78	326	77	319	78	316
Total	196	840	135	657	210	798

1 Includes 5 wells that were plugged and abandoned in 2012.

Currently, the Company is operating 31 drilling rigs; 5 of these rigs are drilling Yeso wells in the New Mexico Shelf, 14 are drilling in the Texas Permian and 12 are drilling in the Delaware Basin. Of the 31 operated rigs, the Company is currently running 16 horizontal drilling rigs, including 12 in the Delaware Basin, 1 in the Texas Permian and 3 in the New Mexico Shelf.

New Mexico Shelf

At year-end 2012, the Company had identified 2,083 locations on the New Mexico Shelf, with proved reserves attributed to 616 of such locations. Of these 2,083 drilling locations, 1,044 locations target the Yeso formation vertically and 676 locations targeting the Yeso formation horizontally.

Delaware Basin

At year-end 2012, the Company had identified 4,212 drilling locations in the northern Delaware Basin, an increase of over 2,300 drilling locations since year-end 2011, with proved reserves attributed to 246 of such locations. These locations include 2,462 targeting the Bone Spring sands, 1,016 targeting the Avalon shale and 734 targeting other formations. Concho has not included any potential drilling locations across its approximately 147,000 gross (128,000 net) acres in the southern Delaware Basin.

The Company’s net production in the fourth quarter of 2012 from horizontal Delaware Basin wells averaged approximately 21,100 barrels of oil equivalent per day (“Boepd”) an increase of 92% over the fourth quarter of 2011 and an increase of 32% over the third quarter of 2012.

Texas Permian

At year-end 2012, the Company had identified 5,974 drilling locations, with proved reserves associated with 1,464 of such locations. Of these 5,974 drilling locations, 1,955 target the Wolfberry play on 40-acre spacing, 2,486 target the Wolfberry play on 20-acre spacing, 1,410 target the shallow Wolfcamp vertically and the remaining drilling locations target other objectives.

Derivative Update

The Company maintains an active hedging program and has added to its derivative positions. In addition to the incremental crude oil swaps, Concho has added basis swaps that limit the Company’s exposure to the Midland-to-Cushing differential. Concho has hedged 9.0 MMBbls of the basis differential at an average price of ($1.23) per Bbl from April 2013 to December 2013. Please see the “Derivatives Information” table at the end of this press release for more detailed information about the Company’s current derivative positions.

Credit Facility

At December 31, 2012, the Company had borrowings outstanding under its credit facility of $304.0 million, and the availability under the credit facility was approximately $2.2 billion.

Conference Call Information

The Company will host a conference call on Thursday, February 21, 2013 at 9:00 a.m. Central Time to discuss the fourth quarter 2012 and year-end financial and operating results. Interested parties may listen to the conference call via the Company’s website at www.concho.com or by dialing (866) 271-5140 (passcode: 10112096). A replay of the conference call will be available on the Company’s website or by dialing (888) 286-8010 (passcode: 61682005).

About Concho Resources Inc.

Concho Resources Inc. is an independent oil and natural gas company engaged in the acquisition, development and exploration of oil and natural gas properties. The Company's operations are focused in the Permian Basin of Southeast New Mexico and West Texas. For more information, visit Concho’s website at www.concho.com.

Forward-Looking Statements and Cautionary Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements, estimates and projections regarding the Company's future financial position, operations, performance, production growth, returns, divestitures, capital expenditure budget, the proceeds of the sale of the non-core properties, oil and natural gas reserves, number of identified drilling locations, drilling program, derivative activities, costs and other guidance. These statements are based on certain assumptions made by the Company based on management's experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include the factors discussed or referenced in the "Risk Factors" section of the Company's most recent Form 10-K and 10-Q filings and risks relating to declines in the prices we receive for our oil and natural gas; uncertainties about the estimated quantities of reserves; risks related to the integration of acquired assets; the effects of government regulation, permitting and other legal requirements, including new legislation or regulation of hydraulic fracturing; drilling and operating risks; the adequacy of our capital resources and liquidity; risks related to the concentration of our operations in the Permian Basin; the results of our hedging program; weather; litigation; shortages of oilfield equipment, services and qualified personnel and increases in costs for such equipment, services and personnel; uncertainties about our ability to replace reserves and economically develop our current reserves; competition in the oil and natural gas industry; and other important factors that could cause actual results to differ materially from those projected.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Concho Resources Inc.
Consolidated Balance Sheets
Unaudited

	December 31,
(in thousands, except share and per share amounts)	2012	2011
Assets
Current assets:
Cash and cash equivalents	$2,880	$342
Accounts receivable, net of allowance for doubtful accounts:
Oil and natural gas	198,053	213,921
Joint operations and other	202,738	153,746
Derivative instruments	35,942	1,698
Deferred income taxes	-	28,793
Prepaid costs and other	19,269	12,523
Total current assets	458,882	411,023
Property and equipment:
Oil and natural gas properties, successful efforts method	9,455,599	7,347,460
Accumulated depletion and depreciation	(1,565,316)	(1,116,545)
Total oil and natural gas properties, net	7,890,283	6,230,915
Other property and equipment, net	103,141	59,203
Total property and equipment, net	7,993,424	6,290,118
Funds held in escrow	-	17,394
Deferred loan costs, net	77,609	65,641
Intangible asset - operating rights, net	30,076	33,425
Inventory	20,611	19,419
Noncurrent derivative instruments	2,769	7,944
Other assets	6,066	4,612
Total assets	$8,589,437	$6,849,576
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable:
Trade	$31,144	$23,198
Related parties	185	154
Bank overdrafts	24,275	39,241
Revenue payable	162,073	146,061
Accrued and prepaid drilling costs	351,919	293,919
Derivative instruments	1,584	56,218
Deferred income taxes	8,566	-
Other current liabilities	160,340	142,686
Total current liabilities	740,086	701,477
Long-term debt	3,101,103	2,080,141
Deferred income taxes	1,186,621	1,002,295
Noncurrent derivative instruments	12,049	32,254
Asset retirement obligations and other long-term liabilities	83,382	52,670
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 authorized; 104,668,427 and 103,756,222
shares issued at December 31, 2012 and 2011, respectively	105	104
Additional paid-in capital	1,982,714	1,925,757
Retained earnings	1,490,563	1,058,874
Treasury stock, at cost; 86,861 and 55,990 shares at December 31, 2012 and 2011,
respectively	(7,186)	(3,996)
Total stockholders’ equity	3,466,196	2,980,739
Total liabilities and stockholders’ equity	$8,589,437	$6,849,576

Concho Resources Inc.
Consolidated Statements of Operations
Unaudited

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2012	2011 (a)	2012	2011 (a)

Operating revenues:
Oil sales	$383,494	$344,005	$1,482,998	$1,228,167
Natural gas sales	94,032	100,337	336,816	389,604
Total operating revenues	477,526	444,342	1,819,814	1,617,771
Operating costs and expenses:
Oil and natural gas production	92,102	82,148	343,743	277,929
Exploration and abandonments	12,505	6,770	39,840	11,394
Depreciation, depletion and amortization	166,453	115,249	575,128	400,022
Accretion of discount on asset retirement obligations	1,361	669	4,187	2,444
Impairments of long-lived assets	-	363	-	439
General and administrative (including non-cash stock-based compensation of
$8,438 and $5,405 for the three months ended December 31, 2012 and
2011, respectively, and $29,872 and $19,271 for the years ended
December 31, 2012 and 2011, respectively)	37,802	29,960	133,796	98,525
(Gain) loss on derivatives not designated as hedges	(17,901)	320,312	(127,443)	23,350
Total operating costs and expenses	292,322	555,471	969,251	814,103
Income (loss) from operations	185,204	(111,129)	850,563	803,668
Other income (expense):
Interest expense	(53,632)	(34,159)	(182,705)	(118,360)
Other, net	(3,670)	616	(8,587)	(3,974)
Total other expense	(57,302)	(33,543)	(191,292)	(122,334)
Income (loss) from continuing operations before income taxes	127,902	(144,672)	659,271	681,334
Income tax (expense) benefit	(46,714)	54,559	(251,041)	(261,800)
Income (loss) from continuing operations	81,188	(90,113)	408,230	419,534
Income (loss) from discontinued operations, net of tax	(5,901)	7,288	23,459	128,603
Net income (loss)	$75,287	$(82,825)	$431,689	$548,137
Basic earnings per share:
Income (loss) from continuing operations	$0.78	$(0.88)	$3.96	$4.09
Income (loss) from discontinued operations, net of tax	(0.05)	0.07	0.22	1.25
Net income (loss)	$0.73	$(0.81)	$4.18	$5.34
Weighted average shares used in basic earnings per share	103,494	102,771	103,190	102,581
Diluted earnings per share:
Income (loss) from continuing operations	$0.78	$(0.88)	$3.93	$4.05
Income (loss) from discontinued operations, net of tax	(0.06)	0.07	0.22	1.23
Net income (loss)	$0.72	$(0.81)	$4.15	$5.28
Weighted average shares used in diluted earnings per share	104,194	102,771	103,972	103,653

(a) Retrospectively adjusted for presentation of discontinued operations.

Concho Resources Inc.
Consolidated Statements of Cash Flows
Unaudited

	Years Ended December 31,
(in thousands)	2012	2011 (a)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$431,689	$548,137
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	575,128	400,022
Impairments of long-lived assets	-	439
Accretion of discount on asset retirement obligations	4,187	2,444
Exploration and abandonments, including dry holes	19,913	6,417
Non-cash compensation expense	29,872	19,271
Deferred income taxes	241,819	249,883
Loss on sale of assets, net	372	1,139
(Gain) loss on derivatives not designated as hedges	(127,443)	23,350
Discontinued operations	49,011	(35,084)
Other non-cash items	12,420	3,075
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(23,091)	(117,561)
Prepaid costs and other	(8,200)	(1,730)
Inventory	(1,587)	7,749
Accounts payable	4,165	(25,381)
Revenue payable	16,012	84,850
Other current liabilities	13,211	32,438
Net cash provided by operating activities	1,237,478	1,199,458
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures on oil and natural gas properties	(2,717,283)	(1,707,939)
Additions to other property and equipment	(56,588)	(37,651)
Proceeds from the sale of assets	492,497	196,420
Funds held in escrow	17,394	(17,394)
Settlements received from (paid on) derivatives not designated as hedges	23,536	(84,854)
Net cash used in investing activities	(2,240,444)	(1,651,418)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt	4,262,000	2,809,300
Payments of debt	(3,241,500)	(2,389,300)
Exercise of stock options	8,123	7,801
Excess tax benefit from stock-based compensation	18,963	24,037
Payments for loan costs	(23,926)	(24,466)
Purchase of treasury stock	(3,190)	(2,381)
Bank overdrafts	(14,966)	26,927
Net cash provided by financing activities	1,005,504	451,918
Net increase (decrease) in cash and cash equivalents	2,538	(42)
Cash and cash equivalents at beginning of period	342	384
Cash and cash equivalents at end of period	$2,880	$342
SUPPLEMENTAL CASH FLOWS:
Cash paid for interest and fees, net of $73 capitalized interest in 2011	$158,715	$77,921
Cash paid for income taxes	$19,674	$22,768

(a) Retrospectively adjusted for presentation of discontinued operations.

Concho Resources Inc.
Summary Production and Price Data
Unaudited

The following table sets forth summary information from our continuing and discontinued operations concerning our production and operating data for the periods indicated:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2012	2011	2012	2011

Production and operating data:
Net production volumes:
Oil (MBbl)	4,950	4,074	18,003	14,692
Natural gas (MMcf)	19,621	14,748	70,591	53,714
Total (MBoe)	8,220	6,532	29,768	23,644

Average daily production volumes:
Oil (Bbl)	53,804	44,283	49,189	40,252
Natural gas (Mcf)	213,272	160,304	192,872	147,162
Total (Boe)	89,350	71,000	81,334	64,779

Average prices:
Oil, without derivatives (Bbl)	$81.28	$91.50	$88.01	$91.21
Oil, with derivatives (Bbl) (a)	$87.50	$87.75	$89.25	$84.13
Natural gas, without derivatives (Mcf)	$5.06	$7.16	$5.03	$7.62
Natural gas, with derivatives (Mcf) (a)	$5.07	$7.73	$5.05	$8.10
Total, without derivatives (Boe)	$61.02	$73.24	$65.16	$73.99
Total, with derivatives (Boe) (a)	$64.80	$72.17	$65.95	$70.68

Operating costs and expenses per Boe:
Lease operating expenses and workover costs	$7.17	$8.03	$7.27	$7.07
Oil and natural gas taxes	$5.19	$5.86	$5.43	$6.03
Depreciation, depletion and amortization	$20.73	$18.91	$20.34	$18.21
General and administrative	$4.51	$4.50	$4.40	$4.07

(a)	Includes the effect of cash settlements received from (paid on) commodity derivatives not designated as hedges and reported in operating costs and expenses. The following table reflects the amounts of cash settlements received from (paid on) commodity derivatives not designated as hedges that were included in computing average prices with derivatives and reconciles to the amount in (gain) loss on derivatives not designated as hedges as reported in the statements of operations:

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands)	2012	2011	2012	2011

Gain (loss) on derivatives not designated as hedges:
Cash receipts from (payments on) oil derivatives	$30,785	$(15,290)	$22,411	$(103,969)
Cash receipts from natural gas derivatives	236	8,271	1,125	25,739
Cash payments on interest rate derivatives	-	-	-	(6,624)
Unrealized mark-to-market gain (loss) on commodity and
interest rate derivatives	(13,120)	(313,293)	103,907	61,504
Gain (loss) on derivatives not designated as hedges	$17,901	$(320,312)	$127,443	$(23,350)

The presentation of average prices with derivatives is a non-GAAP measure as a result of including the cash receipts from (payments on) commodity derivatives that are presented in gain (loss) on derivatives not designated as hedges in the statements of operations. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

The following table sets forth summary information from our continuing operations concerning production and operating data for the periods indicated:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2012	2011	2012	2011

Production and operating data:
Net production volumes:
Oil (MBbl)	4,718	3,754	16,859	13,446
Natural gas (MMcf)	18,462	14,041	66,613	51,118
Total (MBoe)	7,795	6,094	27,961	21,966

Average daily production volumes:
Oil (Bbl)	51,283	40,804	46,063	36,838
Natural gas (Mcf)	200,674	152,620	182,003	140,049
Total (Boe)	84,728	66,241	76,397	60,180

Average prices:
Oil, without derivatives (Bbl)	$81.28	$91.64	$87.96	$91.34
Oil, with derivatives (Bbl) (a)	$87.81	$87.56	$89.29	$83.61
Natural gas, without derivatives (Mcf)	$5.09	$7.15	$5.06	$7.62
Natural gas, with derivatives (Mcf) (a)	$5.11	$7.74	$5.07	$8.13
Total, without derivatives (Boe)	$61.26	$72.91	$65.08	$73.65
Total, with derivatives (Boe) (a)	$65.24	$71.76	$65.93	$70.09

Operating costs and expenses per Boe:
Lease operating expenses and workover costs	$6.64	$7.68	$6.90	$6.69
Oil and natural gas taxes	$5.17	$5.80	$5.39	$5.96
Depreciation, depletion and amortization	$21.35	$18.91	$20.56	$18.21
General and administrative	$4.85	$4.92	$4.79	$4.48

(a)	Includes the effect of cash settlements received from (paid on) commodity derivatives not designated as hedges and reported in operating costs and expenses. The following table reflects the amounts of cash settlements received from (paid on) commodity derivatives not designated as hedges that were included in computing average prices with derivatives and reconciles to the amount in (gain) loss on derivatives not designated as hedges as reported in the statements of operations:

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands)	2012	2011	2012	2011

Gain (loss) on derivatives not designated as hedges:
Cash receipts from (payments on) oil derivatives	$30,785	$(15,290)	$22,411	$(103,969)
Cash receipts from natural gas derivatives	236	8,271	1,125	25,739
Cash payments on interest rate derivatives	-	-	-	(6,624)
Unrealized mark-to-market gain (loss) on commodity and
interest rate derivatives	(13,120)	(313,293)	103,907	61,504
Gain (loss) on derivatives not designated as hedges	$17,901	$(320,312)	$127,443	$(23,350)

The presentation of average prices with derivatives is a non-GAAP measure as a result of including the cash receipts from (payments on) commodity derivatives that are presented in gain (loss) on derivatives not designated as hedges in the statements of operations. This presentation of average prices with derivatives is a means by which to reflect the actual cash performance of our commodity derivatives for the respective periods and presents oil and natural gas prices with derivatives in a manner consistent with the presentation generally used by the investment community.

Concho Resources Inc.
Supplemental Non-GAAP Financial Measures
Unaudited

The following tables provide information that the Company believes may be useful to investors who follow the practice of some industry analysts who adjust reported company net income and cash flows from operating activities to exclude certain non-cash items.

Adjusted Net Income

The following table provides a reconciliation of net income (GAAP) to adjusted net income (non-GAAP) for the periods indicated:

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2012	2011	2012	2011

Net income (loss) - as reported	$75,287	$(82,825)	$431,689	$548,137

Adjustments for certain non-cash and unusual items:
Unrealized (gain) loss on commodity and interest rate derivatives	13,120	313,293	(103,907)	(61,504)
Impairments of long-lived assets	-	363	-	439
Leasehold abandonments	3,161	4,555	12,395	5,350
Other settlements	3,242	-	3,242	-
Discontinued operations:
Leasehold abandonments	-	385	-	385
(Gain) loss on sale of assets	18,704	6,007	18,704	(135,943)
Tax impact (a)	(13,953)	(122,700)	26,505	73,258
Adjusted net income	$99,561	$119,078	$388,628	$430,122

Adjusted basic earnings per share:
Adjusted net income per share	$0.96	$1.16	$3.77	$4.19
Weighted average shares used in adjusted basic earnings per share	103,494	102,771	103,190	102,581

Adjusted diluted earnings per share:
Adjusted net income per share	$0.96	$1.15	$3.74	$4.15
Weighted average shares used in adjusted diluted earnings per share	104,194	103,770	103,972	103,653

(a)	The tax impact is computed utilizing the Company's adjusted statutory effective federal and state income tax rates. The income tax rates for the three months ended December 31, 2012 and 2011 were approximately 36.5% and 37.8%, respectively, and 38.1% and 38.3% for the years ended December 31, 2012 and 2011, respectively.

Adjusted Cash Flows

The following table provides a reconciliation of cash flows from operating activities (GAAP) to adjusted cash flows (non-GAAP) for the periods indicated:

	Years Ended December 31,
(in thousands)	2012	2011

Cash flows from operating activities	$1,237,478	$1,199,458
Settlements received from (paid on) derivatives not designated as hedges (a)	23,536	(84,854)
Adjusted cash flows	$1,261,014	$1,114,604

(a) Amounts are presented in cash flows from investing activities for GAAP purposes.

EBITDAX

EBITDAX (as defined below) is presented herein, and reconciled from the generally accepted accounting principles ("GAAP") measure of net income because of its wide acceptance by the investment community as a financial indicator of a company's ability to internally fund exploration and development activities.

We define EBITDAX as net income, plus (1) exploration and abandonments expense, (2) depreciation, depletion and amortization expense, (3) accretion expense, (4) impairments of long-lived assets, (5) non-cash stock-based compensation expense, (6) bad debt expense, (7) unrealized gain on derivatives not designated as hedges, (8) (gain) loss on sale of assets, net, (9) interest expense, (10) federal and state income taxes on continuing operations and (11) similar items listed above that are presented in discontinued operations. EBITDAX is not a measure of net income or cash flows as determined by GAAP.

Our EBITDAX measure (which includes continuing and discontinued operations) provides additional information which may be used to better understand our operations. EBITDAX is one of several metrics that we use as a supplemental financial measurement in the evaluation of our business and should not be considered as an alternative to, or more meaningful than, net income, as an indicator of our operating performance. Certain items excluded from EBITDAX are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as the historic cost of depreciable assets, none of which are components of EBITDAX. EBITDAX, as used by us, may not be comparable to similarly titled measures reported by other companies. We believe that EBITDAX is a widely followed measure of operating performance and is one of many metrics used by our management team, and by other users, of our consolidated financial statements. For example, EBITDAX can be used to assess our operating performance and return on capital in comparison to other independent exploration and production companies without regard to financial or capital structure, and to assess the financial performance of our assets and our company without regard to capital structure or historical cost basis.

The following table provides a reconciliation of net income to EBITDAX for the periods indicated:

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands)	2012	2011	2012	2011

Net income (loss)	$75,287	$(82,825)	$431,689	$548,137
Exploration and abandonments	12,505	6,770	39,840	11,394
Depreciation, depletion and amortization	166,453	115,249	575,128	400,022
Accretion of discount on asset retirement obligations	1,361	669	4,187	2,444
Impairments of long-lived assets	-	363	-	439
Non-cash stock-based compensation	8,438	5,405	29,872	19,271
Unrealized (gain) loss on derivatives not designated as hedges	13,120	313,293	(103,907)	(61,504)
(Gain) loss on sale of assets, net	87	(1,990)	372	1,139
Interest expense	53,632	34,159	182,705	118,360
Income tax expense (benefit) on continuing operations	46,714	(54,559)	251,041	261,800
Discontinued operations	21,299	18,801	64,701	(26,343)
EBITDAX	$398,896	$355,335	$1,475,628	$1,275,159

Concho Resources Inc.
Costs Incurred
Unaudited

The table below provides the costs incurred for the periods indicated:

Costs incurred for oil and natural gas producing activities (a)

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands)	2012	2011	2012	2011

Property acquisition costs:
Proved	$2,103	$94,510	$857,836	$163,658
Unproved	29,932	243,549	441,042	361,321
Exploration	214,109	152,590	781,174	562,679
Development	166,665	176,934	741,206	744,481
Total costs incurred for oil and natural gas properties	$412,809	$667,583	$2,821,258	$1,832,139

(a)	The costs incurred for oil and natural gas producing activities includes the following amounts of asset retirement obligations:

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands)	2012	2011	2012	2011

Proved property acquisition costs	$-	$379	$29,113	$527
Exploration costs	159	1,346	2,611	2,184
Development costs	7,234	9,730	15,536	11,824
Total asset retirement obligations	$7,393	$11,455	$47,260	$14,535

Concho Resources Inc.
Derivatives Information
Unaudited

The tables below provide data associated with the Company’s derivatives at February 20, 2013 for the periods indicated:

		2013
		First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Total

Oil Swaps:
	Volume (Bbl)	4,116,000	3,801,000	3,446,000	3,188,000	14,551,000
	NYMEX price (Bbl) (a)	$95.84	$95.84	$95.57	$95.34	$95.67

Basis Swap (b):
	Volume (Bbl)	-	3,003,000	3,036,000	2,944,000	8,983,000
	Price (Bbl)	$-	$(1.23)	$(1.22)	$(1.23)	$(1.23)

		2014	2015	2016	2017

Oil Swaps:
	Volume (Bbl)	10,928,000	1,076,000	429,000	168,000
	NYMEX price (Bbl) (a)	$91.57	$86.69	$88.31	$87.00

(a)	The index prices for the oil contracts are based on the NYMEX – West Texas Intermediate (“WTI”) monthly average futures price.
(b)	The basis differential price is between the Midland – WTI and the Cushing – WTI.

CONTACT:
Concho Resources Inc.
Price Moncrief, 432-683-7443
Vice President of Capital Markets and Strategy